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                         EXHIBIT 23

              CONSENT OF INDEPENDENT ACCOUNTANTS


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            CONSENT OF INDEPENDENT ACCOUNTANTS         Exhibit 23




We consent to the incorporation by reference in the registration statements of Southern Union Company and Subsidiaries (the "Com-pany") on Form S-3 (File Nos. 33-58297, 333-02965 and 333-10585)
and Form S-8 (File Nos. 2-79612, 33-37261, 33-61558, 33-69596
and 33-69598) of our report, dated July 31, 1996, on our audits of the consolidated financial statements of the Company as of June 30, 1996 and 1995, and for the three years in the period ended June 30, 1996, which report is incorporated by reference in this Annual Report on Form 10-K.




                              COOPERS & LYBRAND L.L.P.


Austin, Texas
September 12, 1996
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